Exhibit 99.1

Suzanne S. DeFerie

President and Chief Executive Officer

August 24, 2017

Dear Shareholder:

We recently provided you with proxy/prospectus materials in connection with our upcoming Special Meeting of Shareholders to be held on Tuesday, September 19, 2017 at 10:30 a.m. local time, at The Collider, located at 1 Haywood Street, 4th Floor, Asheville, North Carolina. The purpose of this meeting is to, among other things, approve the merger agreement under which ASB Bancorp, Inc. will merge with and into First Bancorp. According to our records, we have not yet received your vote.

Your vote is very important, regardless of the number of shares you own.

Please take a moment to vote your shares by returning your voting form in the envelope provided or you may vote by telephone or the Internet by following the instructions in your proxy materials.

Please disregard this letter if you have already voted your shares.

Thank you for your cooperation and support.

Sincerely,

/s/ Suzanne S. DeFerie

Suzanne S. DeFerie

President and Chief Executive Officer

Tel 828.250.8419 | 800.222.3230

P.O. Box 652 Asheville, NC 28802

AshevilleSavingsBank.com